TONABE

NEWMONT

**Newmont Mining Corporation**
Great Basin Exploration
337 W. Commercial Street
Elko, Nevada 89801
**Phone** 775.738.2500
**Facsimile** 775.738.8506
www.newmont.com

August 15, 2005

Overnight

Golden Oasis Exploration
Attn: Richard Kern
4235 Christy Way
Reno, Nevada 89509
(775) 746-0938 phone

Re: RIGHT OF FIRST OFFER AGREEMENT

Dear Richard:

Please find enclosed for you files a fully executed Agreement. If I can provide additional assistance please give me a call.

Regards,

Gary W. Thomas
Regional Landman

Enclosure:

cc: Kirk Schmidt

**RIGHT OF FIRST OFFER AGREEMENT**

This Right of First Offer Agreement (this "Agreement") is entered into effective as of July 25, 2005 (the "Effective Date") by and between Newmont USA Limited, a Delaware corporation doing business in Nevada as Newmont Mining Corporation ("NUSAL"), Newmont Capital Limited, a Nevada corporation ("NCL"), and Golden Oasis Exploration ~~Inc.~~, a Nevada corporation ("Grantor").

w/ GWT

Recitals

A. Grantor owns or controls certain real properties located in Lander County, Nevada, as more specifically described on Exhibit A attached hereto and incorporated herein by this reference (the "Existing Properties").

B. NUSAL is in possession of certain geological and other technical data relating to parts or all of the Existing Properties (the "Data") which Grantor is interested in reviewing for the purpose of evaluating the mineral potential of the Existing Properties (the "Project").

C. In connection with and to facilitate Grantor's evaluation of the Project, NUSAL is willing to provide Grantor with the Data in exchange for the grant by Grantor to NUSAL's affiliate, NCL, of a right of first offer, and other rights, all in accordance with and pursuant to the terms and conditions set forth below.

Agreement

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor, NCL, and NUSAL agree as follows:

1. **Confidential Information**.

a. In connection with Grantor's evaluation of the Project, NUSAL will provide to Grantor the Data. All of the Data, whether written, electronically stored or delivered, or oral, of any kind, together with any and all information, reports, analyses, studies, compilations, forecasts or other materials prepared by Grantor which contains or otherwise reflects any of the Data, is hereinafter collectively referred to as the "Confidential Information." Grantor and Grantor's Representatives (i) shall not disclose the Confidential Information to any other parties, and (ii) shall not use the Confidential Information for any purpose other than evaluation of the Project. For purposes of this Agreement, "Representatives" mean Grantor's directors, officers, employees, consultants, agents, accountants, legal counsel, and bankers who need to know such Confidential Information for the purpose of evaluating the Project, have been informed by Grantor of the confidential nature of such Confidential Information and the terms of this Section 1, and have agreed to be bound by the terms of this Section 1. Grantor shall be responsible for any breach of this Agreement by its Representatives.

b. The provisions of this Section 1 shall terminate with respect to any portion of the Confidential Information if: (i) such Confidential Information becomes generally available to the public other than by reason of a violation of the terms of this Agreement by Grantor or its Representatives; (ii) such Confidential Information is generally known through publicly available sources by knowledgeable independent geologists, metallurgists and engineers at the time of the disclosure of such information by NUSAL or later becomes generally known to such persons, in either case other than as a result of disclosure in violation of the terms of this Agreement by Grantor or its Representatives; (iii) Grantor can establish that such information was developed by it independently of any disclosure by NUSAL or was available to Grantor on a non-confidential basis prior to its disclosure by NUSAL; (iv) such Confidential Information becomes available to Grantor on a non-confidential basis from a person other than NUSAL who in making it available was not, so far as Grantor is aware after reasonable inquiry, in violation of a confidentiality obligation owed to NUSAL; or (v) if Grantor or its Representatives is required to report or disclose it by law, by a court, by a regulatory authority having jurisdiction, or according to the rules or by-laws of any applicable stock exchange or regulatory authority having jurisdiction, provided that Grantor or its Representative, as applicable, shall give Notice (as such term is defined in Section 8, below) to NUSAL as promptly as reasonably practicable before any such disclosure in order to permit NUSAL the opportunity to contest such order or to otherwise restrict such disclosure or reporting.

c. NUSAL and NCL disclaim any representation or warranty as to the accuracy or completeness of any Confidential Information furnished hereunder and no responsibility or liability is accepted by NUSAL or NCL for any errors, misstatements or omissions in the Confidential Information. Neither NUSAL nor NCL shall have any liability to Grantor or its Representatives for any direct, indirect or consequential loss or damage suffered by Grantor or any of its Representatives resulting from inaccuracy or incompleteness of Confidential Information.

d. This Agreement does not restrict NUSAL from making Confidential Information available to other parties or restrict NUSAL or NCL from using any of the Confidential Information for its own purposes or from negotiating any transaction relating to its own operations and assets with other parties.

e. Notwithstanding the provisions of Section 3, below, the obligations set forth in Sections 1.a. and 1.b. shall terminate and be of no further force or effect on the date that is the 30th anniversary of the Effective Date (the "Confidentiality Termination Date"). Within 30 days after the Confidentiality Termination Date, Grantor shall return to NUSAL all Confidential Information and all copies or reproductions thereof, and shall destroy all information, reports, analyses, studies, forecasts, compilations and other materials prepared by or on behalf of Grantor that contain or otherwise reflect Confidential Information.

2. **Right of First Offer**.

a. Grantor hereby grants to NCL, commencing as of the Effective Date and continuing for 90 years from and after the Effective Date (the "Term"), a right of first

offer with respect to any option, joint-venture, lease, sale, grant or other disposition by Grantor during the Term of all or any interest it may have (i) in the Existing Properties, or (ii) in any other real property within the perimeter of the Existing Properties (the "Area of Interest" and, together with the Existing Properties, the "Properties") (each, a "Disposition").

b. Prior to making to or soliciting or accepting from any third party (the "Identified Third Party") any offer to effect any Disposition, Grantor shall give Notice to NCL of its desire to effect such Disposition (the "Notice of Offer"). The Notice of Offer shall state the Identified Third Party, the price, solely in United States dollars, and all other terms and conditions of such Disposition that Grantor would be willing to accept, together with a summary of all exploration and other information in its possession related to such offered interest (the "Offered Interest"), and the same shall constitute an offer to NCL to effect such Disposition on those terms. NCL shall have 90 days from the date of delivery of the Notice of Offer to notify Grantor whether it elects to acquire the Offered Interest (the "Response Notice"). During such period, Grantor shall provide NCL with access to all exploration, title and all other information related to the Offered Interest. If NCL elects to acquire the Offered Interest, the parties shall use their good faith, reasonable efforts to negotiate and agree upon such documents as may be necessary to consummate such Disposition and shall consummate such Disposition within 60 days after delivery of the Response Notice (unless the parties mutually agree upon a longer closing period).

c. If NCL elects, in the Response Notice, not to so acquire the Offered Interest or fails to send a Response Notice within the 90-day period, Grantor shall have 90 days after the date of the Response Notice or after the end of such 90-day period, as applicable, to consummate the proposed Disposition with the Identified Third Party on terms and conditions no less favorable to Grantor than were in the Notice of Offer. If the proposed Disposition is consummated with the Identified Third Party within such 90-day period, NCL's right of first offer with respect to the Properties included in such proposed Disposition shall expire upon the closing of such Disposition. If the proposed Disposition fails to be consummated with the Identified Third Party within such 90-day period, NCL's right of first offer with respect to the Properties included in such proposed Disposition shall remain in effect upon the terms set forth in this Section.

d. If any Offered Interest involves less than all of the Properties, NCL's right of first offer shall remain in effect, for the remainder of the Term, as to all Properties not included in such Offered Interest. In addition, nothing in this Agreement shall in any way restrict NUSAL, NCL or any of their respective affiliates from acquiring any property interest solely for its own account, including but not limited to any interest in the Properties.

e. At NCL's request, Grantor shall execute a Memorandum of this Agreement, in a form substantially similar to the form attached hereto as Exhibit B, covering the Properties for purposes of recording. No party shall record this Agreement.

3. **Expiration; Survival.** This Agreement shall expire upon the expiration of the Term; provided, however, that the provisions of this Agreement which, by their nature, are intended to survive expiration, including but not limited to Sections 2.b., 4, and 5, shall survive such expiration.

4. **Indemnity**. Grantor shall indemnify NUSAL and NCL against and hold them harmless from any and all loss or damage (including, but not in any way limited to reasonable legal costs) which may arise from a breach of the terms of this Agreement by Grantor or its Representatives, including but not limited to any unauthorized disclosure or use of the Confidential Information by Grantor or its Representatives. In addition, NUSAL and NCL shall not be liable to Grantor or any individual acting on behalf of Grantor for any personal injuries, including death, or for any damage to property arising from or related to the Properties unless such injury or damage is due to the gross negligence or willful misconduct of NUSAL or NCL, as applicable.

5. **Specific Enforcement Entitlement**. Grantor acknowledges that NUSAL and NCL may not have adequate remedies at law in money damages if any of Grantor's or its Representatives' covenants in this Agreement are not performed in accordance with their terms and Grantor therefore agrees that NUSAL and NCL are entitled to specific enforcement of the terms hereof (whether by injunction or other equitable remedy) in addition to any other remedy to which they may be entitled.

6. **Assignment**. Grantor may not assign this Agreement to any third party without NCL's prior consent. Subject to the foregoing restriction, this Agreement shall be binding upon and inure to the benefit of each party's successors and permitted assigns.

7. **Entire Agreement**. This Agreement, together with its Exhibits, contains the sole and entire agreement between NUSAL, NCL and Grantor relating to the Properties and its subject matter and it supersedes any prior agreements, commitments, representations, and discussions, whether oral or written, express or implied, relating to the Properties, all of which are hereby terminated in their entirety as of the Effective Date and all confidential information under which is hereby deemed to be Confidential Information under this Agreement. No promise or inducement not expressly provided for herein has been made, given or relied upon by the parties as consideration for this Agreement. This Agreement and its *express* limitations on the use of Confidential Information are in lieu of any other *express or implied* limitations that may exist at law or in mining industry practice.

8. **Notices.** All notices and other required communications under this Agreement ("Notices") shall be in writing, and shall be sent to the addresses set forth below:

If to Grantor:

Golden Oasis Exploration ~~Inc.~~ GWT
Attention: Richard Kern
4235 Christy Way
Reno, NV 89509
Fax: 775-746-0938

If to NCL or NUSAL: Newmont Capital Limited
Attention: Land Department
1700 Lincoln Street, Suite 3600
Denver, Colorado 80203
Fax: (303) 837-5851

A party may change its address by sending Notice to the other party of the new address. Notices shall be given: (a) by personal delivery to the other party; (b) by facsimile, with a confirmation sent by registered or certified mail, return receipt requested; (c) by registered or certified mail, return receipt requested; or (d) by express courier (e.g., DHL, Federal Express, etc.). Notices shall be effective and shall be deemed delivered: (i) if by personal delivery, on the date of the personal delivery; (ii) if by facsimile, on the date stated in the electronic confirmation, delivered during normal business hours (8:00 a.m. to 5:00 p.m. at recipient's location), and, if not delivered during normal business hours, on the next business day following delivery; (ii) if solely by mail, on the date of receipt as stated on the return receipt; or (iii) if by express courier, on the date signed for or rejected as reflected in the courier's delivery log.

9. **Nondisclosure.** Grantor shall not, without the prior written consent of NUSAL and NCL, disclose to any person other than its Representatives any of the terms, conditions or other facts with respect to this Agreement.

10. **Governing Law.** This Agreement shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the state of Nevada, without regard to that state's conflicts of laws provisions.

11. **Miscellaneous**. No failure or delay by either NUSAL or NCL in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other right, power or privilege hereunder. This Agreement may be executed in any number of counterparts, whether signed originally or reproduced by facsimile, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. The headings set out in this Agreement are inserted for convenience and shall not affect the construction or meaning hereof. This Agreement shall not be construed to create between the parties any fiduciary relationship or any other special relationship of trust or confidence not expressly provided for herein. This Agreement may not be amended or modified except by an instrument in writing, signed by all parties hereto.

Grantor, NUSAL, and NCL have executed this Agreement as of the 25th day of July, 2005, intending the same to be effective for all purposes as of the Effective Date.

NEWMONT CAPITAL LIMITED

By: [signature]
Name: Thomas P. Mahoney
Title: Vice President

NEWMONT USA LIMITED

By: [signature]
Name: Thomas P. Mahoney
Title: Vice President

GOLDEN OASIS EXPLORATION ~~INC.~~ GWT

By: [signature]
Name: Richard R. Kern
Title: President


26N46E
26N47E
25N46E
25N47E
Prospects
Wilson Springs
Spring
NORTH

NEWMONT MINING CORP.
GREAT BASIN EXPLORATION

Toiyabe Project
Golden Oasis Claim Boundary
T. 25-26 N., R. 46-47 E.

**EXHIBIT A**

Properties

See Attached

2 Pages


26N46E
26N47E
25N46E
25N47E
Prospects
Wilson Spring
Spring
NORTH
NEWMONT MINING CORP.
GREAT BASIN EXPLORATION
Toiyabe Project
Golden Oasis Claims
T. 25-26 N., R. 46-47 E.

**EXHIBIT B**

Memorandum of Agreement

Recording Requested By and Upon Recordation Return To:

Newmont Mining Corporation
Attn: Land Department
555 Fifth Street
Elko, Nevada 89801

---

## MEMORANDUM OF AGREEMENT

This Memorandum of Agreement (this "Memorandum"), dated July 25, 2005, is made and entered into by and between Newmont Capital Limited, a Nevada corporation ("NCL"), and Golden Oasis Exploration ~~Inc.~~, a Nevada corporation ("Grantor").

### RECITALS

A. Grantor and NCL have entered into that certain Right of First Offer Agreement dated July 25, 2005, (the "Agreement"), pursuant to which Grantor has granted to NCL, and NCL has acquired from Grantor, the exclusive right of first offer to certain real property described on Exhibit 1 attached hereto and any other interests of Grantor now owned or hereafter acquired within the perimeter of the real property described on Exhibit 1 (collectively, the "Property").

B. Grantor and NCL desire to enter into and record this Memorandum so that third parties may have notice of the existence of the Agreement.

### AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and NCL hereby agree as follows:

1. Pursuant to the Agreement, NCL granted to Grantor, and Grantor accepted from NCL, the exclusive right of first offer with respect to any option, joint-venture, lease, sale, grant or other disposition of the Property by Grantor during the period commencing on the date of this Deed and continuing for 90 years upon the terms and conditions set forth in the Agreement. The purpose of this Memorandum is to give notice of the existence of the Agreement and the need for all interested parties to inquire further about the terms and conditions of the Agreement. If there is any inconsistency between

any provisions of this Memorandum and any provisions of the Agreement, the provisions of the Agreement shall control.

2. This Memorandum may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Grantor and NCL have executed this Memorandum of Agreement as of the date first set forth above.

**GRANTOR:**

**GOLDEN OASIS EXPLORATION ~~INC.~~**

By: ______________________
Printed Name: Richard R. Kern
Title: President

**NCL:**

**Newmont Capital Limited**

By: ______________________
Printed Name: Thomas P. Mahoney
Title: Vice President

STATE OF Nevada )
) ss.
COUNTY OF Washoe )

This instrument was acknowledged before me on this 28th day of July, 2005 by Richard Ray Kern, as president of Golden Oasis Exploration ~~Inc.~~ GWT

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

DENISE HACKL
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 02-72544-2 - Expires December 18, 2005

Notary Public
My commission expires: 12/18/05

[S E A L]

STATE OF COLORADO )
) ss.
CITY AND COUNTY OF DENVER)

This instrument was acknowledged before me on this 5th day of August, 2005 by Thomas P. Mahoney, as Vice President of NEWMONT CAPITAL LIMITED.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires: 7-22-2009

[S E A L]

VICKI ENGEMAN KELLEY
NOTARY PUBLIC
STATE OF COLORADO

**EXHIBIT 1**

Property

See Attached

2 Pages


26N46E
26N47E
25N46E
25N47E
Prospects
Wilson Springs
Spring
NORTH
NEWMONT MINING CORP.
GREAT BASIN EXPLORATION
Toiyabe Project
Golden Oasis Claim Boundary
T. 25-26 N., R. 46-47 E.